Exhibit 21

TETRA Technologies, Inc.
List of Subsidiaries or Other Related Entities
December 31, 2009

Compressco, Inc.
Compressco Canada, Inc.
Compressco Field Services, Inc.
Compressco Field Services International, LLC
Compressco International, LLC
Compressco Leasing, LLC
Compressco Mexico investment I, LLC
Compressco Mexico Investment II, LLC
Compressco de Mexico, S de RL de CV (1)
Compressco Partners GP Inc.
Compressco Partners, L.P. (2)
Compressco de Argentina SRL (3)
Compressco Partners Operating, LLC
Compressco Partners Manufacturing, LLC
Compressco Testing, L.L.C.
Providence Natural Gas, Inc.
TETRA Applied Holding Company
TETRA Applied Technologies, LLC
EPIC Diving & Marine Services, LLC
Maritech Resources, Inc.
Maritech Holdings, Inc.
Maritech Louisiana, LLC
Maritech Partner, LLC
Maritech Timbalier Bay, LP (4)
T-Production Testing, LLC
TETRA Production Testing Services, LLC
Beacon Resources, L.L.C.
TETRA Financial Services, Inc.
    Kemax B.V. (8)
TETRA-Hamilton Frac Water Services, LLC
TETRA International Incorporated
Ahmad Albinali & TETRA Arabia Company Ltd. (LLC) (5)
Production Enhancement México, S.A. de C.V. (6)
TETRA Angola Investments, LLC
TETRA de Mexico, S.A. de C.V. (6)
TETRA International Holdings, B.V.
T-International Holdings C.V. (7)
TETRA Netherlands, B.V.
TETRA Chemicals Europe AB
TETRA Chemicals Europe Oy
TETRA Completion Services Holding B.V.
TETRA Completion Services B.V.
TETRA Technologies de Mexico, S.A. de C.V. (6)
TETRA Technologies de Venezuela, S.A.
TETRA Technologies do Brasil, Limitada (6)
TETRA Technologies (U.K.) Limited
TETRA International Employment Ltd. Co.
TETRA Technologies Nigeria Limited
TETRA-Medit Oil Services (9)
TETRA Madeira Unipessoal, Lda.
TETRA Technologies Norge
TETRA Micronutrients, Inc.
TETRA Technologies Australia Pty Ltd
TETRA Process Services, L.C.

(1)	Compressco Mexico Investment I, LLC owns 51% and Compressco Mexico Investment II, LLC owns 49%.
(2)	Compressco Field Services, Inc. owns 99.9% and Compressco Partners GP Inc. owns 0.1%.
(3)	Compressco Field Services, International owns 90.0% and Compressco International, LLC owns 10.0%.
(4)	Maritech Partner, LLC owns 50.0% and Maritech Louisiana, LLC owns 50.0%.
(5)	TETRA International Incorporated owns 50.0%.
(6)	TETRA International Incorporated owns 99.998% and TETRA Technologies, Inc. owns .002%.
(7)	TETRA International Holdings, B.V. owns 96.0% and TETRA International Incorporated owns 4.0%.
(8)	TETRA Financial Services owns 50.0025%.
(9)	TETRA International Incorporated owns 65%.